Exhibit 99.1
ClearOne Acquires NetStreams
11/3/2009 11:30:00 AM
- NetStreams Brings ClearOne Audio and Video IP-based Network Solutions -
SALT LAKE CITY, Nov. 3 /PRNewswire-FirstCall/ — ClearOne (Nasdaq: CLRO), the leading global provider of audio conferencing solutions today announced it has acquired NetStreams, Inc.
NetStreams is the global leader in digital media networks based on Internet Protocol (IP) technology that is used in a wide variety of applications, including digital signage, corporate video distribution, network operations centers and government facilities, and large venues in such industries as hospitality, entertainment and casinos. NetStreams’ digital streaming media and control systems support virtually any number of digital or analog sources, including high definition audio and video content to nearly an unlimited number of networked endpoints.
Under the terms of the transaction, ClearOne paid approximately $2 million in cash and assumed approximately $2 million of long-term debt. In addition, ClearOne will also make earn out payments over the next two years based on achievement of certain performance criteria.
Headquartered in Austin, Texas, privately-held NetStreams has approximately 20 employees and will continue to operate from its current location. NetStreams’ 2009 revenues are anticipated to be in excess of $5 million. ClearOne reported revenues of $35.7 million for its fiscal year ended June 30, 2009.
“The transaction represents a perfect fit for both companies, bringing complementary products and sales channels to both organizations,” said Zee Hakimoglu, president and chief executive officer of ClearOne. “The combination will change the game by enabling us to provide a comprehensive high definition audio and video solution to deliver the true promise of audiovisual and IT convergence. We welcome NetStreams, their partners and customers to the ClearOne family.”
Kevin Reinis, formerly the president and chief executive officer of NetStreams, said, “Both companies have earned stellar reputations for providing the most compelling and complete product solutions in the broad market we both serve. As the global market increasingly embraces the benefits of distributing audio, video and data content efficiently through Internet Protocol technology, the combined company will be an even more powerful industry force.”
About NetStreams
Founded in 2002, NetStreams delivers the Ultimate IP A/V Experience by distributing high definition audio and video over TCP/IP networks. NetStreams’ products, designed for commercial and residential use, offer unprecedented levels of performance, functionality, simplicity, reliability, and expandability. By combining audio/video content, meta-data and control signals into one stream and incorporating industry standards, NetStreams solutions are a smart investment. NetStreams is enabling the future of IP A/V — today. For additional information on NetStreams and its innovative products, please visit www.netstreams.com.
About ClearOne
ClearOne is a communications solutions company that develops and sells audio conferencing systems and other related products for audio, video, and web conferencing applications. The reliability, flexibility, and performance of ClearOne’s comprehensive solutions create a natural communications environment, which saves organizations time and money by enabling more effective and efficient communication. For more information, visit ClearOne’s website at www.clearone.com.
This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including statements regarding the company’s ability to successfully commercialize newer products and enter new markets, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.
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Contact:	ClearOne Communications, Inc. Investor Relations (801) 303-3555